Exhibit 4.1

PGT, INC. SUBSCRIPTION RIGHTS CERTIFICATE

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

PGT, Inc. (the “Company”) is conducting a rights offering (the “Rights Offering”) which entitles the holders of shares of the Company’s stock (the “Stock”), as of the close of business on August 4, 2008 (the “Record Date”) to receive one right (each, a “Right”) for every four shares of Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Stock for each whole Right (the “Basic Subscription Right”) at a subscription price of $4.20 per share.

Regulatory Limitation. All rights issued to a stockholder of record who would, in the Company’s opinion, be required to obtain prior clearance or approval from any state, federal, or non-U.S. regulatory authority for the ownership or exercise of rights or the ownership of additional shares are null and void and may not be held or exercised by any such holder.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated August     , 2008 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Innisfree M&A Incorporated (212-750-5833 (collect) for banks and brokers; 888-750-5834 for all other stockholders).

I hereby irrevocably subscribe for the number of shares of stock indicated on the form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

Please complete the back if you would like to transfer ownership or request special mailing.

SEE INSTRUCTIONS ON THE REVERSE SIDE
			☐	BASIC SHARES TO SUBSCRIBE
WHOLE SHARES

Œ

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

			Ž☐	OVER SUBSCRIPTION FOR SHARES
X					WHOLE SHARES
Signature of Stockholder	Date	Daytime Telephone #	ENCLOSED IS MY CERTIFIED OR CASHIERS CHECK FOR $

X			OR:
Signature of Stockholder	Date	Daytime Telephone #	I HAVE WIRED TO THE ACCOUNT SPECIFIED IN THE PROSPECTUS $



SUBSCRIPTION CERTIFICATE NUMBER	CUSIP NUMBER

NUMBER OF RIGHTS	RECORD DATE SHARES

PGT, INC.

SUBSCRIPTION FOR RIGHTS OFFERING

A.     Number of shares of stock subscribed for through the basic subscription privilege (not to exceed one share of stock for each Right held):                                          shares of Stock

B.     Number of shares of stock subscribed for through the over subscription privilege (limited to the number of shares of Stock subscribed for under the basic subscription privilege, which must be fully exercised):                                          shares of Stock.

C.     Total Subscription Price (sum lines A and B multiplied by $4.20): $

D.     Method of Payment, check (1) or (2):

☐  (1)  Certified or Cashier’s check or money order payable to Mellon Investor Services LLC or

☐  (2)     Wire transfer of immediately available funds to the account maintained by BNY Mellon Shareowner Services for purposes of accepting subscriptions in the Rights Offering at Mellon Bank, Pittsburgh, PA, ABA #043-000 • 2 61, Account No. 001-8518, Ref: PGT, Inc.

INNISFREE M&A INCORPORATED

Banks and brokers please call (212) 750 5833

All others call toll free (888) 750-5834

SUBSCRIPTION TO PURCHASE STOCK OF PGT, INC.

RETURN TO: BNY MELLON SHAREOWNER SERVICES

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail :	By Overnight Courier or By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3301	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310
THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON SEPTEMBER 4, 2008, UNLESS EXTENDED, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

			‘
Special Transfer Instructions			Special Mailing Instructions

If you want your PGT, INC. stock and any refund check to be issued in another name, fill in this section with the information for the new account name.		Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)		(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address	(Number and Street)	(Name of Guarantor - Please Print)	Address	(Number and Street)

(City, State & Zip Code)		(Address of Guarantor Firm)

(Tax Identification or Social Security Number)			(City, State & Zip Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

Œ	Sign and date Box 1 and include your day time phone number.

	Place an ☒ in the box and fill in the number of whole shares you wish to subscribe for under your basic subscription privileges.

Ž	Place an ☒ in the box and fill in the number of whole shares you wish to over subscribe for your over subscription privileges (limited to the number of shares of stock subscribed for under the basic subscription privilege, which must be fully exercised).

	Rights card and calculation section for determining your basic/oversubscription privileges.

	If you want your PGT, Inc. stock and any refund check to be issued in another name, complete the Special Transfer Instructions in Box 5. Signature(s) in Box 5 must be medallion guaranteed.

‘	Fill in Box 6 if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON SEPTEMBER 4, 2008, UNLESS EXTENDED, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.